CENTRAL FEDERAL CORPORATION

Exhibit 32.1

Section 1350 Certifications of the Chief Executive Officer and Chief Financial Officer

In connection with the Quarterly Report of Central Federal Corporation (the “Company”) on Form 10-Q for the quarter ended March 31, 2016, as filed with the Securities and Exchange Commission (the “Report”), the undersigned, Timothy T. O’Dell, President and Chief Executive Officer of the Company, and John W. Helmsdoerfer, Treasurer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as added by Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)     The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)     The information contained in this Report fairly presents, in all material respects, the consolidated financial condition and results of operations of the Company and its subsidiaries as of and for the period covered by this Report.

Dated: May 10, 2016	By:	/s/ Timothy T. O’Dell
Timothy T. O’Dell
President and Chief Executive Officer

Dated: May 10, 2016	By:	/s/ John W. Helmsdoerfer
John W. Helmsdoerfer, CPA
Treasurer and Chief Financial Officer